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                                                                   EXHIBIT 10.21

                     MEMORANDUM OF UNDERSTANDING (M.0.U)


An Agreement made this Tuesday, 19th of May, 1998

by and between

DE LA RUE CARTES ET SYSTEMES, a company incorporated under the laws of the French Republic and having its registered office at 30, rue Boussingault 75013 Paris, France,

hereinafter referred to as DLRCS;

and

Chip Application Technologies Limited, a company incorporated under the laws of Australia, having its registered office at 152-162 Riley Street, East Sydney, NSW 2010 Australia, represented by Justin C.A. Wescombe as General Manager, Sales and Marketing.

hereinafter referred to as C.A.T.

Whereas, DLRCS develops Operating Systems, manufactures Smart card and sells it around the world.

Whereas, C.A.T. creates and develops software known as the C.A.T. System, a multi-application smart card management system that includes applications and programs for loyalty and incentives, tickets; access controls, memberships and a closed electronic purse with other customized applications as required.

Now therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to offer complete smart card solutions to customers, through DLRCS, C.A.T., or the Value Added Partners (VAP) of both Companies that include the C.A.T. System with DLRCS products and associated services (the Solution) based on the following:

1) DLRCS and C.A.T. will cooperate in joint marketing and promotion of the Solution in all markets in which DLRCLS, C.A.T., or the VAP have representation.

2) DLRCS is developing a new Loyalty Card. C.A.T. and DLRCS will work together to allow the new card to be integrated into the C.A.T. System software. DLRCS will provide C.A.T. sample cards with a development kit to allow C.A.T. to evaluate and complete the integration and certification of these cards for the C.A.T. System.

      C.A.T. will add DLRCS Loyalty cards to the list of cards compatible with the C.A.T. System software when these cards are certified.



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3)   DLRCS will promote and present the C.A.T. System to the VAP and customers.
     Interested VAP can then enter into a Distribution Agreement with C.A.T.

     The parties will provide sufficient training to enable the VAP to integrate the Solution.

     The parties will provide marketing (including price indications), promotional and presentation materials (including the C.A.T. System Demonstration Kits) at the cost price of the materials and products involved.

4) The parties will actively promote each other's products towards third parties, prospects but also during public events such as exhibitions, conferences and forums and the different media tools such as web sites, brochures, presentations, press etc.

5) The parties will provide free of charge, each other with general marketing and promotional materials in the broadest sense, which will serve as support for the selling process.

6) The parties agree to make available to each other successive versions, revisions and any improvements of the Solution for the purpose of this agreement.

7) No exclusivity of any type is granted to either party by the other under this agreement.

8) Whenever a party is invited by or on behalf of a VAP or a prospect to enter into negotiations on any subject affecting the Solution, then the party shall notify and invite the other to attend the said negotiations.

     Each party hereto shall bear separately and solely all costs and expenses incurred in connection with the preparation, submission and negotiation of the quotation up to the date of award of a contract or contracts.

     The parties will support each other in the response, preparation and negotiations for request for quotations from the identified common prospect mentioned under this agreement. The parties will however, have the right to refuse to provide the reply if this concerns a potential client other than the prospect mentioned hereunder.

     Each party shall not enter into any contract or commitment in the name of or on behalf of the other party or bind the other party in any respect, without prior agreement of the other party.

9) This M.O.U. shall take effect upon signature and shall remain in force subject to earlier termination in the following circumstances:

     a) No agreement with any one of the prospects is entered with a party concerning the Solution within a period of 2 years

     b) Material change in control or shareholding of either party which is unacceptable to the other party

     c)   Mutual agreement of both parties

     d) Breach of one obligation, in particular, with regard to confidentiality and non-disclosure.

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      e)   Upon 6 months written notice by either party

Upon termination of this M.O.U., neither party shall have any liability to the other party in respect of the matters contemplated herein, except with respect to breach of confidentiality.

10) The parties agree that this M.O.U. shall not form any kind of partnership and neither party shall have the right to bind the other or make commitments on the other party's behalf.

      Nothing contained in this agreement shall be construed or interpreted to the effect that the parties hereto have formed or intend to form any kind of corporate association.

11) Each party shall be responsible for its own costs and the preparation of this M.O.U. and any further agreement including, but not limited to legal fees, business plan costs and travel and associated expenses.

12) Except for execution of this Agreement, no party shall issue or allow others to issue any publicity material relating to this agreement or the execution thereof without prior written approval of the other party.

      All information acquired by the parties from each other in connection with this agreement shall be treated as confidential by the recipient and not be used otherwise than for the purpose of the collaboration under this agreement without the prior written consent of the party providing such information, unless such information:

      i) is or later comes into the public domain other than by breach of the foregoing paragraph,

      ii) is in the possession of the recipient, with the full right to disclose, prior to receiving it from the supplying party,

      iii) is independently received by the recipient from a third party with the full right to disclose,

      iv)  is required to be disclosed by law or regulation.

13) The parties hereto agree that they shall use their best efforts, even after expiration of the contractual relations, to settle amicably or through arbitration any disputes, differences or controversies arising between them out of or in connection with this M.O.U.

      An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties so notifies the other in writing.

      In this case, any such disputes, differences or controversies shall be finally settled in Paris, France under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

      Moreover, any party to this M.O.U. shall have the right to have recourse to and shall be found by the Pre-arbitrage Referee Procedure of the International Chamber of Commerce in accordance with its Rules.


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14)  One party shall inform the other party promptly as soon as it becomes aware of any possible or existing infringements of C.A.T. or DLRCS patents, copyrights or trademarks.

15) This M.O.U. shall be governed, constructed and enforced in accordance with the French laws.

For                                       For CHIP APPLICATION TECHNOLOGIES
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Name M. Rice-Jones                        Name David C. Mac Smith
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Date 27th May 1998                        Date 28th May 1998
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Signature /s/ M. RICE-JONES               Signature /s/ DAVID C. MAC SMITH
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